Exhibit 99.1

Seagate Announces New Alignment of Global Markets & Customers Organization

Dave Mosley to Oversee Sales & Marketing;

Rocky Pimentel to Transition to Executive Vice President Role

CUPERTINO, CA — January 4, 2016 — Seagate Technology plc (NASDAQ: STX), a world leader in storage solutions, today announced that its Global Markets & Customers organization will be aligned under Dave Mosley, President, Operations and Technology, effective immediately. Mr. Mosley will continue to report to Steve Luczo, Chairman and Chief Executive Officer.

“I’m looking forward to working with Dave over the next several years as we continue to optimize Seagate in a way to best serve our expanding global customer base. Seagate’s focus on operational efficiency in our global high technology manufacturing facilities and design centers has benefitted our storage technology portfolio, competitive position and financial performance,” said Mr. Luczo.  “Given these positive results, we are extending this operational efficiency into Seagate’s market-facing functions to help further align our structure.  We expect the transition to be seamless, as Dave has previously managed Seagate’s sales, marketing and product management functions.”

Rocky Pimentel, Seagate’s President of Global Markets and Customers will remain with the company as Executive Vice President and report to Mr. Luczo. Mr. Pimentel will have responsibility for a number of strategic projects within the company and will continue to serve on selected boards.

“Rocky has had a successful and evolving career at Seagate,” Luczo continued.  “We’re fortunate to be able to continue benefiting from his valuable and strategic insights and leadership as he shifts to his new role, which will give him the additional bandwidth he requested to pursue one of his passions — providing strategic counsel to startup companies.  Further, Rocky can focus more on his directorships and evaluate new opportunities to leverage his deep experience in the technology industry.”

Pimentel has worked at Seagate since 2011, serving in a variety of senior sales and marketing roles.  He previously served on Seagate’s Board of Directors from 2009 to 2011, was a member of the early Seagate management team working with founders Al Shugart and Finis Conner, and was part of the founding management team of Conner Peripherals.  He also currently serves as a member of the Boards of Directors of Xilinx, Imperva and Lifelock.

About Seagate

Seagate creates space for the human experience by innovating how data is stored, shared and used. Learn more at www.seagate.com.

© 2015 Seagate Technology LLC. All rights reserved. Seagate, Seagate Technology, and the Seagate logo are trademarks or registered trademarks of Seagate Technology LLC in the United States and/or other countries.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, and strategies. These statements identify prospective information and may include words such as “expects,” “targets,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects”, “continue to”, and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this press release and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: the uncertainty in global economic conditions; the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; currency fluctuations that may impact the Company’s margins and international sales; possible excess industry supply with respect to particular disk drive products; disruptions to our supply chain or production capabilities; unexpected advances in competing technologies; the development and introduction of products based on new technologies and expansion into new data storage markets; and the Company’s ability to achieve projected cost savings in connection with restructuring plans and fluctuations in interest rates. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 11, 2015, the “Risk Factors” section of which is incorporated into this press release by reference, and other documents filed with or furnished to the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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Contacts

Media Relations

Seagate Technology

Eric DeRitis, 408-658-1561

eric.deritis@seagate.com